Exhibit 23.3
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS
The Board of Directors
Anadarko Petroleum Corporation:
We consent to the incorporation by reference in the Registration Statement on Form S-8 of Anadarko Petroleum Corporation to our letter dated February 22, 2008, relating to our participation in Anadarko Petroleum Corporation’s review of procedures and methods that are used by its engineers when preparing its estimates of proved reserves as of December 31, 2007.

NETHERLAND, SEWELL & ASSOCIATES, INC.
By:	/s/ J. Carter Henson, Jr.
J. Carter Henson, Jr., P.E.
Senior Vice President

Houston, Texas
June 30, 2008